U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 24, 2009
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06 MATERIAL IMPAIRMENTS.
ITEM 7.01 REGULATION FD DISCLOSURE.
ITEM 8.01 OTHER EVENTS.
SIGNATURES

ITEM 2.06 MATERIAL IMPAIRMENTS.
On March 24, 2009, we determined that an impairment charge will be recognized in the first quarter of 2009. We are in the process of completing our quarterly review of our land holdings and development assets in preparation of reporting our first quarter 2009 financial results. For the first quarter of 2009, we currently estimate that we will recognize a non-cash impairment charge of approximately $165 million to $185 million. A non-cash impairment charge is recognized when the book value of a property exceeds its fair market value, based on its intended holding period. This charge represents a preliminary estimate. The impaired assets primarily relate to our land holdings and development assets. The estimated non-cash impairment charges are primarily attributed to changes in both leasing assumptions and increases in projected capitalization rates. No future cash expenditures are expected since the impairment charges are non-cash.
ITEM 7.01 REGULATION FD DISCLOSURE.
On January 29, 2009, we announced funds from operations (“FFO”) per share guidance of $1.80 to $1.90 for full-year 2009 which was related to real estate operations and private capital revenues and excluded the recognition of gains related to development activities and non-cash impairment charges. We currently expect full-year 2009 growth in cash basis same store net operating income before lease termination fees and without the effect of foreign currency exchange to be a decrease of 3.0 percent to 4.5 percent and full-year average occupancy to be 90.5 percent to 91.5 percent based upon further deterioration in the U.S. and global economy as well as occupancy and net operating trends year-to-date. We also expect our general and administrative savings to be greater than our previous forecast. We maintain our full-year 2009 FFO guidance, without the recognition of gains from development activities or non-cash impairment charges, of $1.80 to $1.90 per share.
On March 24, 2009, we announced that we intend to offer 33,000,000 shares of our common stock in a registered offering. We also announced that we plan to grant the underwriters of the offering an option to purchase up to 4,950,000 additional shares of common stock to cover over-allotments, if any. We expect to receive net offering proceeds of $415.5 million from the offering, after deducting underwriting discounts and commissions and estimated transaction expenses payable by us of approximately $19.1 million, assuming that the underwriters do not exercise their option to purchase shares in full and assuming a price per share equal to $13.17 per share, the last reported sales price of our common stock on the New York Stock Exchange on March 24, 2009. We intend to use these proceeds to reduce borrowings under our unsecured credit facilities, which were used to finance our real estate business and for general corporate purposes. As of March 23, 2009, the weighted average interest rate on the borrowings under our unsecured credit facilities we intend to repay was approximately 1.44%.
Based on the expected issuance of 33,000,000 shares of our common stock in the offering, the receipt of the expected net offering proceeds stated above, and our use of those proceeds as described above, we expect the offering to have a dilutive effect of approximately $0.30 per share on our FFO per share guidance for full-year 2009.
Supplemental Earnings Measures & Disclosures
We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding non-cash impairment charges and gains from development activities (together with FFO and FFOPS, the “FFO Measures”) to be useful supplemental measures of our operating performance. We define FFOPS as FFO per fully diluted weighted average share of our common stock and operating partnership units. We calculate FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures.
We include the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. We believe that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, our interpretation of FFO or

FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than we do. In connection with the formation of a joint venture, we may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, we intend to include in our calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, we believe such calculation of FFO will better reflect the value created as a result of the contributions. To date, we have not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, we present FFO, excluding non-cash impairment charges and gains from development activities. We calculate FFO, excluding non-cash impairment charges and gains from development activities, as FFO less non-cash impairment charges and adjustments to derive our share of non-cash impairment charges from consolidated and unconsolidated joint ventures and deduct our share of development gains. To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of our long-term investment decisions and strategies. Management believes FFO, excluding non-cash impairment charges and gains from development activities, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of our business model and our potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment charges, does not present a comprehensive measure of our financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as we define it or used as an alternative to net income or cash as defined by U.S. GAAP.
We believe that the FFO Measures are meaningful supplemental measures of our operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. We believe that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. We consider the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating our liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to our real estate assets nor are the FFO Measures necessarily indicative of cash available to fund our future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income, a U.S. GAAP measurement.
The following table reconciles projected FFO per share and projected FFO, excluding non-cash impairment charges and development gains, from projected net income per share for the year ended December 31, 2009:

	2009
	Low	High

Projected net (loss) income	$(0.99)	$(0.89)
AMB’s share of projected depreciation and amortization	1.63	1.63
AMB’s share of projected gains on disposition of operating properties recognized to date	(0.19)	(0.19)
Impact of additional dilutive securities, other, rounding	(0.05)	(0.05)

Projected Funds From Operations (FFO)	$0.40	$0.50

AMB’s share of non-cash impairment charges	1.72	1.72
AMB’s share of development gains recognized to date	(0.32)	(0.32)

Projected FFO, excluding non-cash impairment charges and development gains(1)	$1.80	$1.90

Amounts are expressed per share, except FFO and FFO, excluding non-cash impairment charges and development gains, which are expressed per share and unit.

(1)	As development gains are difficult to predict in the current economic environment, management believes projected FFO, excluding our share of development gains, is the more appropriate and useful measure to reflect our assessment of our projected operating performance.
The following table reconciles projected FFO per share and projected FFO, excluding non-cash impairment charges and development gains, from projected net income per share for the year ended December 31, 2009, in each case including the impact of the expected issuance of 33,000,000 shares of our common stock in the offering described herein, the receipt of the expected net offering proceeds as described herein and the use of those proceeds as described herein:

	2009
	Low	High

Projected net (loss) income	$(0.75)	$(0.65)
AMB’s share of projected depreciation and amortization	1.32	1.32
AMB’s share of projected gains on disposition of operating properties recognized to date	(0.15)	(0.15)
Impact of additional dilutive securities, other, rounding	(0.06)	(0.06)

Projected Funds From Operations (FFO)	$0.36	$0.46

AMB’s share of non-cash impairment charges	1.39	1.39
AMB’s share of development gains recognized to date	(0.25)	(0.25)

Projected FFO, excluding non-cash impairment charges and development gains (1)	$1.50	$1.60

Amounts are expressed per share, except FFO and FFO, excluding non-cash impairment charges and development gains, which are expressed per share and unit.

(1)	As development gains are difficult to predict in the current economic environment, management believes projected FFO, excluding the company’s share of development gains is the more appropriate and useful measure to reflect its assessment of the company’s projected operating performance.
We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider cash-basis same store net operating income (“SS NOI”) to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized during the current and prior reporting periods. In deriving SS NOI, we define NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. We define SS NOI to also exclude straight-line rents and amortization of lease intangibles. We consider SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare our operating performance with that of other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. The following table reconciles projected net income to projected cash basis SS NOI for the years ended December 31, 2008 and 2009 (dollars in thousands):

	2009	2008

Net (loss) income	$(76,103)	$(49,310)
Private capital revenues	(29,891)	(68,470)
Expenses	270,270	314,725
Restructuring charges	—	12,306
Real estate impairment losses	175,000	193,918
Total other income and expenses	62,205	17,070
Total minority interests’ share of income	11,760	41,636

Net Operating Income (NOI)	$413,241	$461,875
Less non same store NOI	(60,030)	(95,486)
Less non-cash adjustments (1)	794	456

Cash basis same store NOI	$354,005	$366,845

(1)	Non-cash adjustments include straight-line rents and amortization of lease intangibles for the same store pool only.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of ours under the Securities Act of 1933 or the Exchange Act.
ITEM 8.01 OTHER EVENTS.
We are providing updates on our year-to-date disposition, contribution and financing activities.
Gain & Disposition Activities
     Year-to-date, we have completed contributions and sales totaling approximately $277 million, with gains of $51 million. This includes:

•	The contribution of one asset to the AMB Japan Fund I and the sale of four development properties and a land parcel for an aggregate sales price of approximately $234 million, a gain of approximately $32 million and a development margin of approximately 22.3 percent.

•	We also closed the sale of three properties consisting of 11 industrial buildings from our operating portfolio for an aggregate sales price of approximately $43 million, a gain of approximately $19 million and a stabilized capitalization rate of approximately 8.6 percent.
     We have other assets in our operating and development portfolios that are currently under contract for sale or scheduled for contribution in 2009, subject to certain conditions, for an aggregate sales price of approximately $164 million. We also have approximately $281 million of operating and development properties for sale that are currently under non-binding letters of intent. Additionally, we are currently marketing $1.1 billion of properties for sale. We currently expect to selectively sell only a portion of these properties based on our assessment of pricing and capital requirements. No assurance can be given that any of the transactions under contract, scheduled for contribution, subject to non-binding letters of intent or being currently marketed will actually be completed or the terms on which they may be completed.
Capital Markets
     We have repaid, refinanced or extended approximately $737 million in financings year-to-date, including:
•	Exercising the option for a one-year extension for the maturity of a $325 million term loan while maintaining current pricing;

•	Securing two- to four-year extensions on $68 million in secured debt;

•	Repaying a $132 million Japan subscription line for Japan Fund I and $100 million in unsecured bonds at maturity; and

•	Exercising a one-year extension option for an approximately $112 million, Yen-denominated construction loan in Japan. The extension is expected to be effective as of March 31, 2009, subject to certain conditions.
     We currently expect, as of March 31, 2009, to have approximately the same capacity consisting of consolidated cash and cash equivalents and availability on our lines of credit as we did at year end, December 31, 2008.

Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”).
We believe that net income (loss), as defined by U.S. GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of our operating performance. We define FFOPS as FFO per fully diluted weighted average share of our common stock and operating partnership units. We calculate FFO as net income (loss), calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures.
We include the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. We believe that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, our interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the National Association of Real Estate Investment Trusts (“NAREIT”) definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than we do. In connection with the formation of a joint venture, we may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, we intend to include in our calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, we believe such calculation of FFO will better reflect the value created as a result of the contributions. To date, we have not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
We believe that FFO and FFOPS are meaningful supplemental measures of our operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income (loss), as defined by U.S. GAAP. We believe that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. We consider FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, FFO and FFOPS do not represent cash flow from operations or net income (loss) as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating our liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to our real estate assets nor are FFO and FFOPS necessarily indicative of cash available to fund our future cash requirements. Management compensates for the limitations of FFO and FFOPS by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of FFO and FFOPS and a reconciliation of FFO and FFOPS to net income, a U.S. GAAP measurement.
The following table reflects the calculation of FFO reconciled from net income (loss) for the years ended December 31 (dollars in thousands, except per share amounts):

	2008	2007	2006
Net (loss) income available to common stockholders (1)	$(65,116)	$295,524	$209,420
(Gains) losses from sale or contribution of real estate, net of minority interests (2)	(21,854)	(85,544)	(42,635)

Depreciation and amortization:
Total depreciation and amortization	169,145	162,311	175,432
Discontinued operations’ depreciation	54	1,415	4,545
Non-real estate depreciation	(7,270)	(5,623)	(4,546)
Adjustments to derive FFO from consolidated co-investment ventures:
Co-investment venture partners’ minority interests (Net income)	32,310	27,691	37,571
Limited partnership unitholders’ minority interests (Net income)	(5,442)	5,158	2,528
Limited partnership unitholders’ minority interests (Development gains)	2,822	7,148	4,948
Discontinued operations’ minority interests (Net income)	217	390	712
FFO attributable to minority interests	(49,957)	(62,902)	(82,861)
Adjustments to derive FFO from unconsolidated joint ventures:
Our share of net income	(17,121)	(7,467)	(23,240)
Our share of FFO	42,742	27,391	16,038

Funds from operations	$80,530	$365,492	$297,912

Basic FFO per common share and unit	$0.80	$3.60	$3.24

Diluted FFO per common share and unit	$0.78	$3.51	$3.12

Weighted average common shares and units:
Basic	101,253,972	101,550,001	92,047,678

Diluted	102,855,848	104,168,707	95,444,072

(1)	Includes gains from undepreciated land sales of $1.8 million, $9.2 million and $5.6 million for 2008, 2007 and 2006, respectively.

(2)	The information for 2007 includes accumulated depreciation re-capture of approximately $10.1 million associated with the sale of two value-added conversion projects.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: March 25, 2009	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary